Exhibit 8

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

THIRD POINT LLC, a Delaware limited	)
liability company,	)
)
Plaintiff,	)
)
v.	)
)
WILLIAM F. RUPRECHT,	)	C.A. No. 9469-VCP
PEREGRINE A. M. CAVENDISH,	)
DOMENICO DE SOLE, JOHN M.	)
ANGELO, STEVEN B. DODGE,	)
DANIEL H. MEYER, ALLEN I.	)
QUESTROM, MARSHA E. SIMMS,	)
MICHAEL I. SOVERN, ROBERT S.	)
TAUBMAN, DIANA L. TAYLOR and	)
DENNIS M. WEIBLING,	)
)
Defendants,	)
)
and	)
)
SOTHEBY’S, a Delaware corporation,	)
)
Nominal Defendant.	)

NOTICE OF CHALLENGE TO CONFIDENTIAL TREATMENT

Pursuant to Court of Chancery Rule 5.1(f), non-party Marcato Capital Management, LP (“Marcato”), by and through its undersigned attorneys, hereby provides notice of its challenge to the confidential treatment of the following documents filed under seal with the Court of Chancery in the captioned action:

1.	Exhibits 1 through 27 to Transmittal Affidavit of Matthew R. Clark in Support of Plaintiff Third Point LLC’s Opening Brief in Support of Its Motion for Preliminary Injunction, filed on April 22, 2014, Transaction ID 55337258.

2.	Exhibits 29 through 58 to Transmittal Affidavit of Matthew R. Clark in Support of Plaintiff Third Point LLC’s Opening Brief in Support of Its Motion for Preliminary Injunction, filed on April 22, 2014, Transaction ID 55337258.

3.	Exhibits 69 to 73 to Transmittal Affidavit of Matthew R. Clark in Support of Plaintiff Third Point LLC’s Opening Brief in Support of Its Motion for Preliminary Injunction, filed on April 22, 2014, Transaction ID 55337258.

4.	Deposition of Stoker Cavendish, filed on April 22, 2014, Transaction ID 55337963.

5.	Deposition of Domenico De Sole (Vol. 1), filed on April 22, 2014, Transaction ID 55337963.

6.	Deposition of Domenico De Sole (Vol. 2), filed on April 22, 2014, Transaction ID 55337963.

7.	Deposition of Steven Dodge, filed on April 22, 2014, Transaction ID 55337963.

8.	Deposition of Daniel Loeb, filed on April 22, 2014, Transaction ID 55337963.

9.	Deposition of Patrick McClymont, filed on April 22, 2014, Transaction ID 55337963.

10.	Deposition of Daniel Meyer, filed on April 22, 2014, Transaction ID 55337963.

11.	Deposition of William Ruprecht, filed on April 22, 2014, Transaction ID 55337963.

12.	Deposition of Robert Taubman, filed on April 22, 2014, Transaction ID 55337963.

13.	Deposition of Diana Taylor, filed on April 22, 2014, Transaction ID 55337963.

14.	Transmittal Affidavit of Ryan T. Costa, Esquire in Support of Defendants’ Answering Brief in Opposition to Plaintiffs’ Motions for Preliminary Injunction, filed on April 26, 2014, Transmittal ID 55356900.

15.	Exhibits 43 through 60 to the Transmittal Affidavit of Ryan T. Costa, Esquire in Support of Defendants’ Answering Brief in Opposition to Plaintiffs’ Motions for Preliminary Injunction, filed on April 26, 2014, Transmittal ID 55356903.

16.	Exhibits 62 and 63 Transmittal Affidavit of Ryan T. Costa, Esquire in Support of Defendants’ Answering Brief in Opposition to Plaintiffs’ Motions for Preliminary Injunction, filed on April 26, 2014, Transmittal ID 55356903.

17.	Exhibits 74 through 77 Transmittal Affidavit of Ryan T. Costa, Esquire in Support of Defendants’ Answering Brief in Opposition to Plaintiffs’ Motions for Preliminary Injunction, filed on April 26, 2014, Transmittal ID 55356903.

This action involved a dispute between a large shareholder of Sotheby’s and members of its Board of Directors. The resolution of this dispute was announced on May 5, 2014, but completely unredacted versions of certain filings remain unavailable to the public. Marcato believes that the redacted information, given the context, does not appear to be the type of proprietary information that this Court has determined warrants protection under Rule 5.1 and, in any event, sufficient time has passed since this action has concluded to warrant unsealing. Therefore, maintaining the confidentiality of these documents can no longer be justified.

Of Counsel: AKIN GUMP STRAUSS HAUER & FELD LLP Douglas A. Rappaport One Bryant Park Bank of America Tower New York, New York 10036-6745 Telephone: (212) 872-7412	ASHBY & GEDDES /s/ Catherine A. Gaul (#4310)
Catherine A. Gaul (#4310) 500 Delaware Avenue, 8th Floor P.O. Box 1150 Wilmington, Delaware 19899 (302) 654-1888 Attorneys for Marcato Capital Management, LP

Dated: May 29, 2015

CERTIFICATE OF SERVICE

I hereby certify that, on May 29, 2015, a copy of the Notice of Challenge to Confidential Treatment was caused to be served upon the following counsel of record by File & ServeXpress.

Donald J. Wolfe, Jr. Kevin R. Shannon Berton W. Ashman, Jr. Matthew F. Davis Potter Anderson & Corroon LLP 1313 N. Market Street Hercules Plaza, 6th Floor Wilmington, DE 19801	Samuel T. Hirzel Proctor Heyman LLP 300 Delaware Avenue Suite 200 Wilmington, DE 19801

Kevin G. Abrams John M. Seaman Daniel A. Gordon Abrams & Bayliss LLP 20 Montchanin Road, Suite 200 Wilmington, DE 19807	Stuart M. Grant Cynthia A. Calder John C. Karis Bernard C. Devieux Grant & Eisenhofer, P.O. 123 S. Justison Street Wilmington, DE 19801

William M. Lafferty Morris Nichols Arsht & Tunnell LLP 1201 North Market Street Wilmington, DE 19801

/s/ Catherine A. Gaul (#4310)
Catherine A. Gaul (#4310)